UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2006

Jacuzzi Brands, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14557	22-3568449
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 S. Flagler Drive, Phillips Point West Tower - 1100, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561.514.3838

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

Jacuzzi Brands, Inc. announced on March 10, 2006 that a subsidiary would consolidate its Bradford, U.K. ceramics production into its Newcastle-Under-Lyme, U.K. facility and its outsourcing partners. The Bradford facilities manufacture bath products including shower enclosures, sanitary ware and acrylic baths.

This action, which was not included in the Company's previously issued earnings guidance for fiscal 2006, is part of the Company's ongoing initiatives to improve the overall operating performance of its Bath Products business segment to meet its long term operating goals. The Company does not anticipate any customer service disruptions during this period.

The costs of this consolidation are expected to approximate $3.1 million or $0.02 per share, including $1.3 million for anticipated severance and other cash expenses to be classified as restructuring and $1.3 million in accelerated depreciation and $0.5 million in inventory write-offs to be included in cost of goods sold. These non-recurring charges will be taken during the second, third and fourth quarters of fiscal 2006. Management plans to complete this plant consolidation and integration by fiscal year end. Approximately 100 employees will be affected by this action. The Company committed to this course of action on March 9, 2006.

Al Marini, President and Chief Operating Officer of Jacuzzi Brands, Inc., stated in the Company's announcement that "Jacuzzi Brands is committed to delivering maximum value to shareholders, while at the same time delivering excellent design and quality to our customers. While we regret the disruption to the Bradford workforce, this consolidation is part of our ongoing plan to remain competitive in the market place, improve efficiencies, and mitigate the impact of rising raw material and energy costs."

The forward-looking statements made within this Report represent management’s best judgment as to what may occur in the future and are intended to fall within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “may,” “will,” “should,” “shall,” and similar expressions typically identify such forward-looking statements. Even though the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. In particular, various economic and competitive factors, including those outside the Company's control, such as interest rates, foreign currency exchange rates, inflation rates, instability in domestic and foreign financial markets, terrorist acts, consumer spending patterns, energy costs and availability, freight costs, availability of consumer and commercial credit, adverse weather, levels of residential and commercial construction, and changes in raw material and component costs, and the credit worthiness of the Company's customers, insurers, and investees, and other factors contained in the Company’s filings with the Securities and Exchange Commission could cause the Company's actual results during the remainder of 2006 and in the future years to differ materially from those expressed in this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacuzzi Brands, Inc.

March 15, 2006	By:	Steven C. Barre

Name: Steven C. Barre
Title: Sr. Vice President, General Counsel & Secretary